Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
FIRM/AFFILIATE OFFICES
-----------
BOSTON
CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
-----------
ABU DHABI
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
SINGAPORE
TOKYO
TORONTO

NEW YORK, NY 10001
________
TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com

August 27, 2025

Kinsale Capital Group, Inc.
2035 Maywill Street, Suite 100
Richmond, VA 23230
Re:     Kinsale Capital Group, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special United States counsel to Kinsale Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the offer, issuance and/ or sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) depositary receipts (the “Receipts”) representing fractional shares of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust

Kinsale Capital Group, Inc.
August 27, 2025

companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”), (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein and (v) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, the “Indeterminate Securities”). The Common Stock, Preferred Stock, Depositary Shares, Warrants and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the Registration Statement;
(b)an executed copy of a certificate of Amanda Viol, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(c)a copy of the Company’s Third Amended and Restated Certificate of Incorporation, as in effect as of and at all times since August 21, 2025, certified by the Secretary of State of the State of Delaware as of August 27, 2025, certified pursuant to the Secretary’s Certificate;
(d)a copy of the Company’s By-Laws, as amended and in effect as of and at all times since August 21, 2025, certified pursuant to the Secretary’s Certificate; and
(e)a copy of certain resolutions of the Board of Directors of the Company, adopted on August 21, 2025, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public

Kinsale Capital Group, Inc.
August 27, 2025

officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Transaction Documents (as defined below).
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”). The Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
As used herein, “Transaction Documents” means the Depositary Agreements, the Warrant Agreements and any applicable underwriting or purchase agreement.
The opinions stated in paragraphs 1 through 4 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the by-laws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-

Kinsale Capital Group, Inc.
August 27, 2025

upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.
2.With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.
3.With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company, (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Bank Depositary in accordance with the applicable Depositary Agreement, the Offered Depositary Shares evidenced by such Receipts will entitle the registered holder thereof to the rights specified in such Receipt and in the Deposit Agreement.
4.With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock and/or Preferred Stock for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable

Kinsale Capital Group, Inc.
August 27, 2025

against the Company in accordance with their respective terms under the laws of the State of New York.
The opinions stated herein are subject to the following assumptions and qualifications:
(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(e)we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such provision purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;
(f)we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;
(g)we have assumed that the laws of the State of New York will govern any Transaction Documents and that such choice is and will be valid and legal; and
(h)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the

Kinsale Capital Group, Inc.
August 27, 2025

opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.
In addition, in rendering the foregoing opinions we have also assumed that:
(a)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and
(b)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
DSY